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                                                            EXHIBIT (10)(a)



                                         December 6, 1996

Board of Directors
ML Life Insurance Company of New York
717 Fifth Avenue, 16th Floor
New York, New York  10022


Gentlemen:

       We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 10 to Form N-4 (File No. 33-45380) for ML of New York Variable Annuity Separate Account B of ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                         Very truly yours,

                                         SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                         By        /s/ Kimberly J. Smith
                                            ---------------------------------
                                                   /s/ Kimberly J. Smith